Exhibit 99.2
UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE CORMEDIX INC. DERIVATIVE LITIGATION	C.A. No. 2:21-cv-18493-JXN-LDW (Consolidated with Civil Action No.: 23-cv-00150 and Civil Action No.: 23-cv-00406)

STIPULATION AND AGREEMENT OF SETTLEMENT
This Stipulation and Agreement of Settlement (the “Stipulation”) dated January 19, 2026, is entered into by and among the following Parties (defined herein) by and through their respective counsel: (i) plaintiffs Isaac Desalvo (“Desalvo”), Melissa Voter (“Voter”), and Rose Scullion (“Scullion”) in the above-captioned consolidated shareholder derivative action (the “Federal Action”); plaintiff Amit Raval (“Raval,” together with Desalvo, Voter, and Scullion, “Plaintiffs”) in the shareholder derivative action captioned Raval v. Baluch, C.A. UNN-L-3721 (N.J. Super. Ct. Law. Div.) (the “Raval Action” and, together with the Federal Action, the “Actions”); (ii) individual defendants Khoso Baluch, Janet D. Dillione, Alan W. Dunton, Myron Kaplan, Steven Lefkowitz, Paulo F. Costa, Greg Duncan, Matthew David, Robert Cook, Joseph Todisco, Phoebe Mounts, and John L. Armstrong1 (collectively referred to herein as the “Individual Defendants”); and (iii) nominal defendant CorMedix Inc. (“CorMedix” or the “Company,” and together with the Individual Defendants, “Defendants”) (Plaintiffs and Defendants are collectively referred to herein as the “Parties”).2 This Stipulation is intended by the Parties to fully, finally, and forever resolve, discharge and settle the Released Claims (as
1 Mr. Armstrong passed away during the pendency of this litigation. The Parties agree that this Stipulation and Settlement shall inure to his estate.
2 Although filed only in the Federal Action, this Stipulation and Settlement also resolves the Raval Action, subject to court approval.
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defined in paragraph 1.19 below), subject to approval of the United States District Court for the District of New Jersey (the “Court”).3
I.FACTUAL AND PROCEDURAL BACKGROUND
A.Factual Background
CorMedix is a Delaware corporation with its headquarters located in Berkeley Heights, New Jersey. ECF No. 27, at ¶ 2. CorMedix is a biopharmaceutical company primarily focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, including Neutrolin® (“Neutrolin”) (later renamed and referred to herein as DefenCath®). During the “Relevant Period” (October 16, 2019 through August 8, 2022), CorMedix sought approval from the U.S. Food and Drug Administration (the “FDA”) for DefenCath. Id.
The Actions arise from allegations that the Individual Defendants breached their fiduciary duties as officers and directors of CorMedix during the Relevant Period by making false and/or misleading statements and/or failing to disclose alleged manufacturing deficiencies that ultimately resulted in delayed approval of the DefenCath New Drug Application (“NDA”) which was first made public in March 2021, when CorMedix received a Complete Response Letter from the FDA. The Actions also allege that as a result of these disclosures and the subsequent decline in CorMedix’s share price, a securities fraud class action was filed against the Company and certain of its officers captioned, In re CorMedix Secs. Litig., Case No. 2:21-cv-14020 (D.N.J.) (“Securities Class Action”). ECF No. 27, at ¶ 40. As a result of the foregoing, the Actions allege that the Company suffered significant harm.
3 Capitalized words or terms used herein, unless otherwise defined, shall have the meanings ascribed to them in Section VI.1. herein titled “Definitions.”

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B.The Federal Action
On October 13, 2021, plaintiff Voter filed a shareholder derivative complaint against the Individual Defendants on behalf of CorMedix in the Court, asserting claims for breach of fiduciary duties, abuse of control, and waste of corporate assets under Delaware law, and against Defendants Baluch, Mounts, and David for violations of Section 10(b) and 21D of the Securities Exchange Act of 1934 (the “Exchange Act”). Voter v. Baluch, et al., Case No. 2:21-cv-18493 (D.N.J.), ECF No. 1.
On January 21, 2022, the Court granted the joint stipulation of Plaintiff Voter and Defendants to stay Voter’s derivative action pending the resolution of the motion to dismiss in the Securities Class Action. Id., ECF No. 8.
On January 13, 2023, plaintiff Desalvo filed a substantially similar shareholder derivative action against the Individual Defendants on behalf of CorMedix, asserting claims for breach of fiduciary duties and unjust enrichment under Delaware law. Desalvo v. Costa, et al., Case No. 2:23-cv-00150 (D.N.J.), ECF No. 1.
On January 25, 2023, plaintiff Scullion filed a substantially similar shareholder derivative action against the Individual Defendants on behalf of CorMedix, asserting claims for breach of fiduciary duties and unjust enrichment under Delaware law. Scullion v. Baluch, et al., Case No. 2:23-cv-00406 (D.N.J.), ECF No. 1.
On April 18, 2023, the Court entered the Joint Stipulation and Order to Consolidate Derivative Actions, which consolidated the shareholder derivative actions filed by plaintiffs Voter, Desalvo, and Scullion, creating the consolidated Federal Action, and appointed Gainey McKenna & Egleston and Shuman Glenn & Stecker as Co-Lead Counsel, and maintained the previously ordered stay. In re CorMedix Deriv. Litig., Case No. 2:21-cv-18493 (D.N.J.), ECF No. 20.

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Following the resolution of the motion to dismiss in the Securities Class Action, the Parties proposed a schedule for future proceedings in the Federal Action on July 15, 2025 (Id., ECF No. 23), which the Court so-ordered on July 16, 2025. Id., ECF No. 24. The Parties then jointly stipulated to amend the schedule on September 10, 2025 (Id., ECF No. 25), which was so-ordered on September 11, 2025. ECF No. 26. On November 10, 2025, pursuant to the above-referenced schedule, plaintiffs in the Federal Action filed a Verified Consolidated Shareholder Derivative Complaint (the “Consolidated Complaint”). Id., ECF No. 27.
Following the filing of the Consolidated Complaint, and prior to reaching an agreement in principle to resolve the Actions (see infra), plaintiffs in the Federal Action received and reviewed certain internal books and records from the Company which had recently been produced to another shareholder pursuant to 8 Del. C. § 220 (“Section 220”).
C.The Kenville Demand
On June 23, 2022, stockholder Sarah Kenville propounded a litigation demand on CorMedix’s board of directors (the “Board”) to take action on substantially similar derivative claims for breach of fiduciary duties and unjust enrichment under Delaware law (the “Kenville Demand”). CorMedix determined that it was in the Company’s best interest to defer an investigation of the litigation demand pending developments in the Federal Action and in the Securities Class Action. Kenville and her counsel are not parties to this Stipulation.
D.The Raval Action
On September 26, 2025, a fourth shareholder derivative action, captioned Raval v. Baluch, C.A. UNN-L-3721 (N.J. Super. Ct. Law. Div.) (hereinafter, the “Raval Action”), was filed on behalf of CorMedix by plaintiff Raval in the Superior Court of New Jersey, Union County (the “New Jersey State Court”). On October 22, 2025, the New Jersey State Court so-

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ordered a joint stipulation to permit plaintiff Raval to file an amended complaint and to require the parties to meet and confer on a schedule for further proceedings.
E.The Jhoe Action
On August 6, 2025, plaintiff Jhoe submitted a books and records demand on CorMedix seeking certain Board-related documents relating to the subject matter of the Federal Action. On November 24, 2025, plaintiff Jhoe filed a substantially similar shareholder derivative action against the Individual Defendants on behalf of CorMedix, asserting claims for breach of fiduciary duties and unjust enrichment under Delaware law (the “Jhoe Action”). Jhoe v. Todisco, et al., No. 2025-1367-PAF (Del. Ch.), ECF No. 1. Plaintiff Jhoe and his counsel are not Parties to this Stipulation.
II.SETTLEMENT DISCUSSIONS AND MEDIATION
The Parties participated in a full day, in person mediation (the “Mediation”) with an experienced neutral mediator, Michelle Yoshida, Esq. of Phillips ADR (the “Mediator”), on November 18, 2025. On or around September 18, 2025, Plaintiffs’ Counsel sent a settlement proposal to Defendants in advance of the Mediation.
During the Mediation, and for several weeks following the Mediation, and with the assistance and oversight of the Mediator, the Parties exchanged and negotiated a number of settlement proposals and counter proposals. The Parties ultimately reached an agreement to resolve the Actions in exchange for the implementation and/or maintenance of corporate governance reforms (the “Reforms”). The agreed-upon Settlement terms were memorialized by the Parties’ execution of a Term Sheet on December 20, 2025.
Only after the execution of the Term Sheet did the Parties then begin negotiating through the Mediator an amount of attorneys’ fees and expenses for Plaintiffs’ Counsel. Nevertheless, the Parties have not yet reached an agreement regarding the appropriate amount of attorneys’ fees

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and expenses. Should Plaintiffs file an application for a fee and expense award, Defendants reserve the right to oppose.
III.PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of CorMedix and Current CorMedix Shareholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon CorMedix and Current CorMedix Shareholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of CorMedix and Current CorMedix Shareholders. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation.
Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Actions, including, but not limited to: (i) reviewing and analyzing CorMedix’s public filings with the U.S. Securities and Exchange Commission (“SEC”), press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against CorMedix related to the allegations in the Actions; (iii) reviewing and analyzing the allegations contained in the Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Actions and the potential defenses thereto; (vi) researching

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corporate governance issues; (vii) preparing detailed settlement demands on behalf of Plaintiffs; (viii) drafting the Consolidated Complaint in the Federal Action and the complaint in the Raval Action; (ix) participating in the full-day, in person Mediation on November 18, 2025; (x) engaging in settlement discussions and exchanging corporate governance reforms and counteroffers with the Defendants, as overseen by the Mediator; (xi) reviewing and analyzing internal Section 220 books and records produced by the Company; and (xii) negotiating and drafting the Term Sheet and subsequently, the formal settlement documentation for presentment to the Court.
Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.
IV.DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY
The Individual Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Actions. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, that the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The

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Individual Defendants have further asserted and continue to assert that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.
Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions or other shareholder derivative action(s), and that the Settlement would, among other things, bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions. Therefore, Defendants have determined that it is desirable and beneficial that the Actions, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.
V.INDEPENDENT BOARD APPROVAL OF THE SETTLEMENT
CorMedix’s Board, including each of the independent, non-defendant members of the Board, advised by counsel and acting in exercise of their business judgment, has determined that the Actions were a material contributing factor in causing the Company to agree to implement the Reforms provided by the Settlement and that the Reforms will confer substantial benefits to CorMedix and Current CorMedix Stockholders (as defined in paragraph 1.4 below).
VI.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Parties to this Stipulation, subject to approval of the Court, in consideration of the benefits flowing to the Parties from the Settlement set forth herein, the Actions shall be fully, finally and forever compromised, settled, discharged, relinquished and released, that the Released Claims

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shall be released by the Releasing Parties (as defined in paragraph 1.23 below) as against the Released Persons (as defined in paragraph 1.21 below), and that the Actions shall be dismissed with prejudice, upon and subject to the following terms and conditions, and further subject to the approval of the Court.
1.Definitions
As used in this Stipulation, the following terms have the meanings specified below:
1.1.“Actions” means, collectively, the Federal Action and the Raval Action.
1.2.“Change in Control” means any one person or entity, or more than one person or entity acting as a group (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934, as amended), acquiring (i) beneficial ownership (as determined in accordance with Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of stock of the Company that, together with stock previously beneficially owned held by the acquiror, constitutes more than fifty (50%) percent of the total fair market value or total voting power of the Company’s stock or (ii) all or substantially all of the assets of the Company. If any one person or entity, or more than one person or entity acting as a group, is considered to beneficially own more than fifty (50%) percent of the total fair market value or total voting power of the Corporation’s stock, the acquisition of beneficial ownership of additional stock by the same person or entity or persons or entities acting as a group does not cause a Change in Control. An increase in the percentage of stock beneficially owned by any one person or entity, or persons or entities acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property, is treated as an acquisition of stock.
1.3.“Court” means the United States District Court for the District of New Jersey.
1.4.“Current CorMedix Stockholder(s)” means any and all individuals or entities who are record or beneficial owners of CorMedix common stock as of the date of the execution of this

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Stipulation and who continue to hold their CorMedix common stock as of the date of the Settlement Hearing.
1.5.“Defendants” means the Individual Defendants and CorMedix.
1.6.“Defendants’ Counsel” means Willkie Farr & Gallagher LLP.
1.7.“Defendants’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments, defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, asserted or unasserted, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, which were or which could have been asserted by any of the Plaintiffs’ Releasing Parties in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, that (i) were asserted in the complaints in the Actions, (ii) could have been asserted in the complaints in the Actions, or by any other Company stockholder against any of the Defendants in any forum, and that arise out of, or are based upon, the allegations, transactions, facts, matters or occurrences, representations or omissions, or circumstances set forth, or referred to in the complaints in the Actions, or (iii) relate to the institution, commencement, prosecution, defense, mediation, or settlement of the Actions. For the avoidance of doubt, Defendants’ Released Claims shall include all claims asserted in or sought to be asserted in the Jhoe Action and the Kenville Demand, respectively, and do not include any claims to enforce the Settlement.

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1.8.“Defendants’ Releasing Parties” means Defendants and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal representatives, representatives, and assigns.
1.9.“Federal Action” means the above-captioned consolidated shareholder derivative action.
1.10.“Final Approval” with respect to the approval of the Settlement by the Court means the later of: (a) the expiration of the time for the filing or noticing of an appeal or motion for re-argument or rehearing from the Court’s Order and Final Judgment approving the Settlement without such appeal or motion having been made; (b) the date of final affirmance of the Court’s Order and Final Judgment on any appeal or re-argument or rehearing; or (c) the final dismissal of any appeal.
1.11.“Individual Defendants” means Khoso Baluch, Janet D. Dillione, Alan W. Dunton, Myron Kaplan, Steven Lefkowitz, Paulo F. Costa, Greg Duncan, Matthew David, Robert Cook, Joseph Todisco, Phoebe Mounts, and John L. Armstrong.
1.12.“Notice” means the notice of the Settlement substantially in the form attached hereto as Exhibit C.
1.13.“Order and Final Judgment” means the order to be entered by the Court substantially in the form attached hereto as Exhibit D.
1.14.“Plaintiffs’ Counsel” means Gainey McKenna & Egleston, Shuman Glenn & Stecker, Kaskela Law LLC, The Weiser Law Firm, P.C., and The Rosen Law Firm, P.A.
1.15.“Plaintiffs’ Released Claims” means any and all manner of claims, demands, rights, liabilities, losses, obligations, duties, damages, costs, debts, expenses, interest, penalties, sanctions, fees, attorneys’ fees, actions, potential actions, causes of action, suits, judgments,

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defenses, counterclaims, offsets, decrees, matters, issues and controversies of any kind, nature or description whatsoever, whether known or unknown, asserted or unasserted, disclosed or undisclosed, accrued or unaccrued, apparent or not apparent, foreseen or unforeseen, matured or not matured, suspected or unsuspected, liquidated or not liquidated, fixed or contingent, including Unknown Claims, that Defendants’ Releasing Parties asserted or could have asserted in the Federal Action or the Raval Action in any court, tribunal, forum or proceeding, whether based on state, local, foreign, federal, statutory, regulatory, common or other law or rule, and which are based upon, arise out of, relate in any way to, or involve, directly or indirectly to the Actions, provided, however, that Plaintiffs’ Released Claims shall not include any claims to enforce this Settlement.
1.16.“Plaintiffs’ Releasing Parties” means Plaintiffs, CorMedix, Plaintiffs’ Counsel, and each and every CorMedix stockholder derivatively on behalf of CorMedix, and their respective agents, spouses, heirs, predecessors, successors, transferors, transferees, personal or legal representatives, parents, subsidiaries, employees, affiliates, partners, investors, advisors, insurers, and assigns.
1.17.“Preliminary Approval Order” means the order of the Court preliminarily approving the Settlement substantially in the form attached hereto as Exhibit B.
1.18.“Reforms” means the corporate governance reforms set forth in Exhibit A to this Stipulation.
1.19.“Released Claim(s)” means Plaintiffs’ Released Claims and Defendants’ Released Claims.
1.20.“Released Defendant Parties” means (a) Defendants, including nominal defendant CorMedix, and any and all of their and CorMedix’s respective former, current, or future agents,

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parents, controlling persons, general or limited partners, members, managers, managing members, direct or indirect equity holders, subsidiaries, affiliates, employees, officers, directors, predecessors, successors, attorneys, heirs, successors in interest, assigns, insurers, reinsurers, consultants, other personal or legal representatives and servants; (b) for each and all of the persons identified in the foregoing clause, any and all of their respective past or present trusts, foundations, investors, insurers, reinsurers, partnerships, general or limited partners or partnerships, joint ventures, member firms, limited liability companies, corporations, parents, controlling persons, subsidiaries, divisions, direct or indirect affiliates, associated entities, stockholders, members, managing members, managing agents, financial or investment advisors, advisors, consultants, investment bankers, entities providing any fairness opinion, underwriters, brokers, dealers, lenders, commercial bankers, attorneys in fact, counsel, accountants and associates that are not natural persons; (c) for each and all of the persons identified in the foregoing clauses of this paragraph that are not natural persons, any and all of their respective past or present trustees, agents, employees, fiduciaries, partners, controlling persons, principals, officers, managers, directors, managing directors, members, managing members, managing agents, financial or investment advisors, advisors, consultants, brokers, dealers, lenders, attorneys in fact, counsel, accountants, and associates who are natural persons; (d) for each and all of the persons identified in the foregoing clauses of this paragraph that are not natural persons, their respective successors and assigns; (e) for each and all of the persons identified in the foregoing clauses of this paragraph who are natural persons, all their past or present family members or spouses, and the heirs, executors, estates, administrators, personal or legal representatives, assigns, beneficiaries, and distributees of any of the foregoing; and (f) Defendants’ Counsel.

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1.21.“Released Person” or “Released Persons” means each and all of the Released Plaintiffs Parties and the Released Defendant Parties.
1.22.“Released Plaintiffs Parties” means Plaintiffs and Plaintiffs’ Counsel and each of their respective agents, assigns, and related persons.
1.23.“Releasing Parties” means Plaintiffs’ Releasing Parties and Defendants’ Releasing Parties (each, a “Releasing Party”).
1.24.“Settlement” means the settlement contemplated by this Stipulation.
1.25.“Settlement Hearing” means the hearing(s) at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.26.“Unknown Claims” means any Released Claim which a Releasing Party does not know or suspect to exist in his, her or its favor as of the date of execution of the Settlement, including without limitation those which, if known, might have affected the decision to enter into or object or not object to the Settlement.
2.Releases
2.1.Upon Final Approval, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.
2.2.Upon Final Approval, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiffs Parties from any and all of the Plaintiffs’ Released Claims.
2.3.The Settlement is intended to extinguish all of the Released Claims and, consistent with such intention, upon Final Approval, the Releasing Parties shall waive and

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relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims. This shall include a waiver of any rights pursuant to California Civil Code § 1542 (and equivalent, comparable, or analogous provisions of the laws of the United States or any state or territory thereof, or of the common law), which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.
2.4.Plaintiffs acknowledge, and the Plaintiffs’ Releasing Parties shall be deemed by operation of the entry of the Order and Final Judgment upon Final Approval of the Settlement to have acknowledged, that the foregoing waiver in paragraph 2.3 was expressly bargained for, is an integral term of the Settlement, and was relied upon by each and all of the Parties in entering into the Settlement.
2.5.Nothing herein shall in any way release, waive, impair, or restrict the rights of any Party to enforce the terms of this Stipulation or Settlement.
3.Settlement Consideration
3.1.In consideration for the full Settlement and release of the Released Claims, and subject to Final Approval, CorMedix will implement the Reforms within ninety (90) days of Final Approval.
3.2.The Reforms shall remain in effect at the Company for a period of at least three and a half (3.5) years.

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3.3.In further consideration for the full Settlement and release of the Released Claims, CorMedix acknowledges and agrees that the Actions were a material contributing factor in causing the Company to agree to implement the Reforms.
3.4.The Company acknowledges and agrees that the Reforms will confer substantial benefits to CorMedix and Current CorMedix Stockholders.
4.Attorneys’ Fees and Reimbursement of Expenses for Plaintiffs’ Counsel
4.1.Defendants acknowledge that the Settlement confers substantial benefits upon CorMedix and Current CorMedix Shareholders and, in recognition of those substantial benefits, that Plaintiffs’ Counsel are entitled to an award of attorneys’ fees and expenses. Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses not to exceed $3,900,000.00 (the “Fee and Expense Amount”). By this Stipulation, Defendants have not and do not agree to a Fee and Expense Amount of $3,900,000.00 or that such an award is appropriate. Defendants are permitted to respond and/or oppose the Fee and Expense Amount application.
4.2.The Fee and Expense Amount in the amount to be approved by the Court shall be paid to Plaintiffs’ Counsel, notwithstanding the existence of any timely filed objections to the Fee and Expense Amount approved by the Court or any appeal or potential for appeal therefrom, or any collateral attack on the Settlement or any part thereof or any appeal or potential appeal from the Order and Final Judgment, within thirty (30) calendar days after both of the following events have occurred: (i) the Court enters an order awarding the Fee and Expense Amount; and (ii) Plaintiffs’ Counsel provides to Defendants’ Counsel wire payment instructions, an Internal Revenue Service (“IRS”) Form W-9, and the name and contact information at the bank to confirm instructions and receipt of payment. CorMedix shall pay, or cause to be paid, any Fee

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and Expense Amount approved by the Court, and the Parties agree that no other person or entity shall have any responsibility to contribute to or pay the Fee and Expense Amount.
4.3.Plaintiffs’ Counsel represent that: (a) should an appellate court reverse the Court’s Final Approval of the Settlement, all such fees and expenses received by Plaintiffs’ Counsel shall be returned or repaid as directed by the written instructions of Defendants within fourteen (14) calendar days after all appeals are exhausted; (b) should the court in the Raval Action not enter the Proposed Dismissal Order or should a court reverse such approval, all such fees and expenses received by Plaintiffs’ Counsel shall be returned or repaid as directed by the written instructions of Defendants within fourteen (14) calendar days after all appeals are exhausted; and (c) should the Fee and Expense Amount be reduced on appeal, all such fees and expenses received by Plaintiffs’ Counsel in excess of those that are ultimately approved shall be returned or repaid as directed by the written instructions of Defendants within fourteen (14) calendar days after all appeals are exhausted. Plaintiffs’ Counsel shall be severally obligated to make any repayments required pursuant to this paragraph. Plaintiffs’ Counsel shall allocate the amount of attorneys’ fees and expenses approved by the Court among themselves.
4.4.The Released Defendant Parties shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fees or litigation expenses among Plaintiffs’ Counsel, or any other counsel representing Plaintiffs or any other CorMedix stockholder or any counsel asserting a right to recover any portion of such award of fees or expenses. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.
4.5.The Court may consider and rule upon the fairness, reasonableness, and adequacy of the Settlement independently of any Fee and Expense Amount application.

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4.6.Plaintiffs’ Counsel may apply to the Court for a service award of up to $5,000 for each Plaintiff, including the plaintiff in the Raval Action, in recognition of Plaintiffs’ participation and efforts in the prosecution of the Actions, to be paid from Plaintiffs’ Counsel’s Fee and Expense Amount only upon approval of the Court (the “Service Awards”). Defendants will not oppose any such application by Plaintiffs’ Counsel. The failure of the Court to approve any requested Service Awards, in whole or in part, shall have no effect on the Settlement set forth in the Stipulation. Final resolution by the Court of the Fee and Expense Amount application shall not be a precondition to the dismissal of the Federal Action or the Raval Action. The Released Defendant Parties shall not be liable for any portion of any Service Awards.
5.Notice
5.1.Within fourteen (14) calendar days after the Court’s entry of the Preliminary Approval Order, CorMedix shall provide notice of the Settlement through: (i) the filing of a Current Report on Form 8-K with the SEC by the Company, which shall include as attachments the approved settlement notice (“Settlement Notice”) and the Stipulation and exhibits thereto; (ii) the publication of the Settlement Notice one time in The Wall Street Journal or Investor’s Business Daily; and (iii) the posting of the SEC Form 8-K with the Settlement Notice, Stipulation and exhibits thereto on the Investor Relations portion of the Company’s website through the date of the Settlement Hearing.
5.2.The Company shall pay for all costs associated with this notice program or any other form and manner of notice required by the Court. The Parties believe the content and manner of the Notice, as set forth in these paragraphs, constitutes adequate and reasonable notice of the Settlement to all persons entitled to receive such notice pursuant to applicable law and due process.

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5.3.Counsel for CorMedix shall file with the Court an appropriate affidavit with respect to compliance with the requirements set forth in the foregoing paragraph at least ten (10) business days before the Court holds the Settlement Hearing.
6.Stay of Proceedings
6.1.Pending Final Approval of the Settlement by the Court, the Parties agree to stay and/or continue the stay of the respective Actions, Plaintiffs and Plaintiffs’ Counsel agree to cease any and all litigation activity for the Actions, and Plaintiffs and Plaintiffs’ Counsel agree not to initiate any other proceedings related to the Actions other than those incident to the Settlement itself, including to seek approval of the Settlement from the Court and to request jointly a continuance of any other deadlines or filing requirements, as necessary.
6.2.Prior to Final Approval of the Settlement by the Court, Plaintiffs, Current CorMedix Stockholders, and any other of Released Plaintiffs Parties, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.
7.Submission And Application To The Court
7.1.As soon as reasonably practicable after this Stipulation has been executed, Plaintiffs shall move the Court for Preliminary Approval of the Settlement and entry of a Preliminary Approval Order, substantially in the form attached hereto as Exhibit B, establishing

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the procedure for the approval of the Notice to Current CorMedix Stockholders, substantially in the form attached hereto as Exhibit C.
7.2.The parties to the Raval Action shall, within seven (7) calendar days after entry of the Order and Final Judgment by the Court, file an unopposed motion (or stipulation) for voluntary dismissal with prejudice of the Raval Action, with a proposed dismissal order (the “Proposed Dismissal Order.”) The Proposed Dismissal Order shall provide that, in the event the Order and Final Judgment is vacated, the dismissal of the Raval Action shall automatically be vacated upon the filing of notice by any party to the Raval Action of the Order and Final Judgment being vacated, and the parties to the Raval Action shall be restored to their respective positions in the Raval Action that existed immediately prior to the date of execution of this Stipulation.
7.3.Within thirty (30) days after the entry of the Order and Final Judgment or as otherwise agreed, CorMedix and the Individual Defendants shall move to dismiss the Jhoe Action, with prejudice, based on the doctrine of res judicata, collateral estoppel, the effect of the Releases on the Released Claims set forth in Section 2 of this Stipulation, or any similar theory, and the Parties and their respective counsel shall use their best efforts to, and cooperate fully with, Defendants’ efforts to obtain the dismissal, with prejudice, of the Jhoe Action.
8.Order And Final Judgment
8.1.If the Settlement (including any modifications thereto made with the consent of the Parties as provided for herein) is preliminarily approved by the Court following the Settlement Hearing, the Parties shall jointly request that the Court enter the Order and Final Judgment substantially in the form attached hereto as Exhibit D, which will:
(i)Find that the dissemination of notice as described in Section 5.1 above has been accomplished and provided the best notice practicable under the circumstances, met the

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requirements of Rule 23.1 of the Federal Rules of Civil Procedure, and satisfied all of the requirements of due process;
(ii)Approve the Settlement as fair, reasonable, and adequate to CorMedix;
(iii)Dismiss the Action with prejudice and provide for the release of the Released Claims against the Released Parties; and
(iv)Permanently bar and enjoin the institution against the Released Parties of any action asserting or relating in any way to the Released Claims.
9.Cooperation
9.1.The Parties and their respective counsel agree to cooperate fully with one another in seeking the Court’s approval of the Settlement, and to use their best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to obtain the Court’s approval of the Settlement, consummate and make effective, as promptly as practicable, this Stipulation and the Settlement provided for hereunder (including, but not limited to, using their best efforts to resolve any objections raised to the Settlement) and the dismissal of the Actions, and of the Jhoe Action, with prejudice without costs, fees or expenses to any Party (except as provided for herein).
9.2.Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Stipulation.
10.Conditions Of Settlement
10.1.The Settlement is conditioned upon the fulfillment of each of the following:
(i)entry by the Court of an Order and Final Judgment in the form attached hereto as Exhibit D approving the proposed Settlement and dismissing the Federal Action with

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prejudice without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses to Plaintiffs’ Counsel that the Court may make as contemplated herein;
(ii)Final Approval of the Settlement; and
(iii)the dismissal with prejudice of the Raval Action without the award of any damages, costs, fees or the grant of any further relief except for an award of fees and expenses the Court may make as contemplated herein.
10.2.This Stipulation shall be null and void and of no force and effect if the Settlement does not obtain Final Approval for any reason. In such event, this Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Actions or to entitle any Party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, including any costs related to providing notice to Current CorMedix Stockholders (as set forth in Section 5 above), to the extent such costs have already been incurred by CorMedix. In the event any claims related to the subject matter of the Actions are commenced or prosecuted against any of the Released Parties in any court prior to Final Approval of the Settlement, the Parties agree to cooperate and use their best efforts to secure the dismissal (or a stay in contemplation of dismissal following Final Approval of the Settlement) thereof.
10.3.In the event that the proposed Settlement is rendered null and void for any reason, the existence of or the provisions contained in this Stipulation or any other document relating to the terms of the proposed Settlement shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Actions; nor shall they be deemed a presumption, a concession, or an admission by the Parties of any fault, liability, wrongdoing or damages

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whatsoever as to any facts, claims or defenses that have been or could have been alleged or asserted in the Actions, or any other action or proceeding or each thereof; nor shall they be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Actions, or in any other action or proceeding.
11.Warranty And Non-Assignment Of Claims
11.1.Plaintiffs and Plaintiffs’ Counsel represent and warrant that Plaintiffs are Current CorMedix Stockholders and that none of Defendants’ Released Claims have been assigned, encumbered, or in any manner transferred in whole or in part, and that neither Plaintiffs nor Plaintiffs’ Counsel will attempt to assign, encumber, or in any way transfer, in whole or in part, any of Defendants’ Released Claims.
12.Stipulation Not An Admission
12.1.Neither this Stipulation nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, CorMedix or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.
12.2.Any communications related to the Settlement, their contents or any of the negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Actions or otherwise, except as may be necessary to effectuate the Settlement.

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12.3.Paragraphs 10.2, 10.3, 12.1, 12.2, and 13.2 shall remain in full force and effect in the event that the proposed Settlement is terminated or fails to become effective for any reason.
13.Termination
13.1.Plaintiffs or Defendants shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so to the other party within thirty (30) days of the date on which: (i) the Court grants the Jhoe Plaintiffs’ Motion to Intervene and Stay (ECF 30); (ii) the Court declines to enter the Preliminary Approval Order; (iii) the Court refuses to approve this Stipulation or any material part of it; (iv) the Court declines to enter the Order and Final Judgment; (v) the Order and Final Judgment is vacated, modified, or reversed in any material respect on appeal or certiorari; (vi) the court in the Raval Action declines to dismiss the Raval Action with prejudice, or such dismissal is vacated, modified, or reversed in any material respect on appeal or certiorari; or (vii) the court in the Jhoe Action fails to dismiss the Jhoe Action with prejudice or such dismissal is vacated, modified, or reversed in any material respect on appeal or certiorari.
13.2.In the event the Settlement is terminated or fails to become effective for any reason, then the Parties to this Stipulation shall be deemed to have reverted nunc pro tunc to their respective litigation positions in the Federal Action and the Raval Action as of the date and time immediately prior to the execution of this Stipulation and, except as otherwise expressly provided, the Parties shall proceed in all respects as if this Stipulation and any related orders had not been entered and without prejudice in any way from the negotiation, fact, or terms of this Settlement.
14.No Waiver
14.1.Any failure by any Party to insist upon the strict performance by any other Party of any of the provisions of the Settlement shall not be deemed a waiver of any of the provisions

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of the Settlement, and such Party shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement. All waivers must be in writing and signed by the Party against whom the waiver is asserted.
14.2.No waiver, express or implied, by any Party of any breach or default in the performance by any other Party of its obligations pursuant to the Settlement shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent or contemporaneous, under the terms of the Settlement.
15.Breach
15.1.The Parties agree that in the event of any breach of the Settlement, all of the Parties’ rights and remedies at law, equity, or otherwise, are expressly reserved.
16.Governing Law
16.1.This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State Delaware, without regard to conflict of laws principles.
17.Entire Agreement; Amendments
17.1.This Stipulation constitutes the entire agreement among the Parties with respect to the subject matter hereof and may be modified or amended only by a writing signed by the signatories hereto or their representatives.
18.Counterparts
18.1.This Stipulation may be executed in multiple counterparts by any of the signatories hereto, including by facsimile or Docusign, and as so executed shall constitute one agreement.

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19.Successors And Assigns
19.1.Except as expressly provided for herein, this Stipulation, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the Parties and their respective agents, executors, heirs, successors, affiliates and assigns.
20.Jurisdiction
20.1.Any action related to implementing and enforcing the Settlement shall be filed and litigated exclusively in the Court. Each Party: (i) consents to personal jurisdiction in any such action brought in the Court; (ii) consents to service of process by registered mail (with a copy to be delivered at the time of such mailing to counsel for each Party by electronic mail) upon such Party and/or such Party’s agent for purposes of such action; (iii) waives any objection to venue in the Court and any claim that the Court is an inconvenient forum for such action; and (iv) waives any right to demand a jury trial as to any such action.
21.Bankruptcy
21.1.CorMedix represents that to its actual knowledge at the time of execution of this Stipulation, it is not “insolvent” as that term is defined in 11 U.S.C. § 101(32), nor does CorMedix project that the payment of any costs incurred in connection with the Settlement, including those related to providing Notice and paying the Fee and Expense Amount in accordance with the Stipulation would render it insolvent within that meaning.
21.2.In the event any proceedings by or on behalf of CorMedix, whether voluntary or involuntary, are initiated under any chapter of the U.S. Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.

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22.Miscellaneous Provisions
22.1.Except as expressly provided with respect to any Fee and Expense Amount awarded by the Court, each Party shall bear its own costs and attorneys’ fees.
22.2.The Reforms shall not be binding upon any successor or acquirer of the Company in the event of a Change in Control or in the event CorMedix is no longer listed as a public company. CorMedix shall have no liability to the extent any of the Reforms cannot be implemented or maintained due to duly authorized shareholder action, requirements of law, or insolvency, liquidation, or dissolution of the Company. Except in the event of willful misconduct, CorMedix, upon notice of a potential breach of any of the Reforms, shall be provided with a reasonable cure period.
22.3.Released Parties may file this Stipulation and/or the Order and Final Judgment in any action to support defenses of res judicata, collateral estoppel, release, judgment bar or reduction, or other claim preclusion theories.
22.4.In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.
22.5.This Stipulation shall be deemed drafted equally by all Parties.
22.6.No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
22.7.The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

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22.8.This Stipulation and the exhibits attached hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.
22.9.In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
22.10.The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court’s Final Approval Order and to consider any matters or disputes arising out of or relating to the Settlement, and the Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Final Approval Order, and for matters or disputes arising out of or relating to the Settlement.
23.Authority
23.1.The undersigned attorneys represent and warrant that they have the authority from their client(s) to enter into this Stipulation and bind their client(s) thereto.

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IN WITNESS WHEREOF, the Parties have caused this Stipulation to be executed, by their duly authorized attorneys, dated January 19, 2026.

GAINEY McKENNA & EGLESTON

/s/ Gregory M. Egleston
Thomas J. McKenna
Gregory M. Egleston
260 Madison Avenue, 22nd Fl.
New York, New York 10016
(212) 983-1300
tjmckenna@gme-law.com
gegleston@gme-law.com
Barry J. Gainey
375 Abbott Road
Paramus, NJ 07652
(201) 225-9001
bgainey@gme-law.com
THE WEISER LAW FIRM, P.C.

/s/ James M. Ficaro
James M. Ficaro
200 Barr Harbor Drive West
Conshohocken, PA 19428
(610) 225-2677
jmf@weiserlawfirm.com
SHUMAN, GLENN & STECKER

/s/ Brett D. Stecker
Brett D. Stecker
326 W. Lancaster Avenue
Ardmore, PA 19003
(303) 861-3003
brett@shumanlawfirm.com

Respectfully submitted,

WILLKIE FARR & GALLAGHER LLP

/s/ Charles D. Cording
Andrew J. Lichtman
Charles D. Cording
787 Seventh Avenue
New York, New York 10019
Telephone:    212-728-8000
Facsimile:    212-728-8111
alichtman@willkie.com
ccording@willkie.com

Counsel for Defendants

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KASKELA LAW LLC

/s/ D. Seamus Kaskela
D. Seamus Kaskela
18 Campus Blvd., Suite 110
Newtown Square, PA 19073
(484) 258-1585
skaskela@kaskelalaw.com

Counsel for Plaintiffs Voter, Desalvo, and Scullion

THE ROSEN LAW FIRM, P.A.

/s/ Erica Stone
Erica Stone
275 Madison Avenue, 40th Floor
New York, New York 10016
(212) 686-1060
estone@rosenlegal.com

Counsel for Plaintiff Amit Raval

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EXHIBIT A
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Exhibit A
Corporate Governance Reforms
1.Disclosure Committee: The Company shall create, and adopt a charter for, a management-level disclosure committee (the “Disclosure Committee”) consisting of, at a minimum, the Chief Financial Officer and Chief Legal and Compliance Officer to provide strategic oversight over and review, approve, and authorize the Company’s Form 10-Q, Form 10-K, and Form 8-K filings with the U.S. Securities & Exchange Commission and quarterly and annual earnings releases. The Disclosure Committee shall meet not less than quarterly, and shall report to Nominating and Governance Committee (as set forth below) in the event that the Disclosure Committee identifies any material risks to the Company’s public company reporting practices. The charter for the Disclosure Committee is attached hereto at Exhibit B, and shall be posted on the Investor Relations portion of the Company’s website.
2.Nominating and Governance Committee Enhancements: The Nominating and Governance Committee (the “Committee”) Charter (the “Charter”) shall be amended to provide that the Committee is being appointed by the Board of Directors to “conduct oversight of CorMedix’s compliance with federal, state, and international laws and regulations.” The Charter amendments shall further specify that:
a.The Committee shall work with the Chief Legal and Compliance Officer to evaluate and define the goals of CorMedix’s ethics and compliance program in light of trends and changes in law that may affect CorMedix’s compliance with laws relating to disclosure of the Company’s risk exposure.
b.The Committee shall work with the Chief Legal and Compliance Officer to implement procedures for monitoring and evaluating the compliance program’s performance and communicating with and informing the Board regarding progress towards meeting compliance program goals.
c.The Committee shall serve as the liaison between CorMedix’s executive officers and the Board in assessing organizational risk for misconduct and noncompliance with applicable laws and regulations and make written recommendations for further evaluation and/or remedial recommendations in the event the Committee identifies any material risks with respect to misconduct or noncompliance.
d.The Committee shall serve as the designated Board-level contact for the newly established management-level disclosure committee in the event that the Disclosure Committee identifies any material risks relating to the Company’s public company reporting practices.
e.The Committee shall work with the Chief Legal and Compliance Officer to oversee employee training in risk assessment, ethical compliance, accounting and financial compliance, and other legal and regulatory compliance.
3.Executive Training: The Company shall institute enhanced annual training for officers on risk assessment, compliance with laws and regulations, legal and regulatory updates pertinent to their responsibilities, Medicare reimbursement and billing, and/or U.S. Food and Drug Administration (“FDA”) developments and best practices.
    Exhibit A-1
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4.Director Education. The Company shall introduce a new director continuing education requirement providing that each director shall complete a minimum of at least 3 hours of training per year focused on public company disclosure regulations and practices, corporate governance, and/or legal and FDA/regulatory compliance matters.
5.Whistleblower Policy. The Company shall institute an enhancement to its prior whistleblower policies and practices under the new name of the “Speak Up Program.” This program provides, among other things, that the Company shall offer multiple pathways for raising good faith concerns pertaining to ethical conduct, patient safety, and regulatory compliance. It further requires that Company personnel are expected to report good faith concerns, and cooperate fully and truthfully with any investigation. Retaliation against anyone making a good-faith report is prohibited, and nothing in the Speak Up Program shall prohibit making a report of any good-faith concerns directly to the government.
6.Previously-Instituted Reforms: Defendants shall expressly acknowledge in the Stipulation that the below-listed corporate governance reforms instituted during the Actions confer substantial benefits to CorMedix and that the Actions were a material contributing factor in causing the Company to agree to implement these reforms:
a.The creation of the role of Chief Manufacturing Officer on September 15, 2025, which role, among other things, (i) is held by someone with experience developing pharmaceutical products that received FDA approval, (ii) has primary responsibility for managing the Company’s pharmaceutical development and testing procedures and policies and assisting the Board with its oversight duties regarding the Company’s development; and (iii) will create, implement, and maintain a policy of generally accepted testing principles and standards.
b.The separation of the chief legal and chief regulatory roles in or about December 2023 and the chief compliance role being assigned to the Chief Legal Officer in or around December 2024, which combined role is now served by the EVP Chief Legal & Compliance Officer and Corporate Secretary.

    Exhibit A-2
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Exhibit B
CORMEDIX, INC.
DISCLOSURE COMMITTEE CHARTER
This Disclosure Committee Charter (this “Charter”) has been approved and adopted by Cormedix Inc.’s (“Cormedix” or the “Company”) Board of Directors (the “Board”), as of __________, 202__.
A.Purpose
The purpose of the Disclosure Committee (the “Committee”) is to provide strategic oversight of the Company’s external communications strategies and assist the Company in complying with applicable public company reporting legal and securities exchange requirements.
B.Membership
The Committee (the “Committee”) shall consist of, at minimum, the Company’s Chief Financial Officer (“CFO”) and Chief Legal and Compliance Officer (“CLCO”). Additional Committee members may also include officers of the Company as determined by the Committee who have an interest in serving on, and the expertise to serve on, the Committee.
C.Responsibilities
The Committee shall assist the Company in fulfilling its responsibility for overseeing the accuracy, completeness and timeliness of the public disclosures made by the Company by taking responsibility for the following tasks:
(a)Communications Planning: The Committee will communicate with business leaders to establish clear communications strategic objectives and goals aligned to advancing the Company’s corporate objectives in a manner consistent with applicable legal requirements.
(b)Review and Approval of Public Filings: The Committee shall supervise the preparation of and review and approve prior to issuance filings with the U.S. Securities & Exchange Commission (“SEC”) on Forms 10-Q, Forms 10-K, and Forms 8-K as well as the Company’s quarterly and annual earnings releases.
(c)Public Reporting Strategy: The Committee will meet with internal management, as necessary, to assess strategic communications planning with respect to other public company filings that may have a potential impact on investors and other Company stakeholders, including presentations to analysts and the investment communities, scientific publications, disclosures on the Company’s website, and other public company filings, including, in particular, guidance and information about efforts to obtain U.S. Food and Drug Administration approval of the Company’s products, information about the Company’s pharmaceutical research and development efforts, information about clinical trials, regulatory matters or product developments or other
    Exhibit A-3
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information material to investors. The Committee will meet on an ad hoc basis to coordinate on key communications as necessary.
(d)Risk Mitigation. The Committee shall report to Nominating and Governance Committee (“NGC”) in the event that the Committee identifies any material risks to the Company’s public company reporting practices based on, inter alia,:
(i)Risk assessment, including the identification and analysis of relevant risks to achievement of accurate and timely disclosure;
(ii)Information and communication, including steps that ensure information is delivered and communication provided down, across and up the organization; and
(iii)Control environment established by Company management and the Company Board of Directors.
(e)Committee Effectiveness. The Committee shall review and reassess this Charter annually and recommend any proposed changes to the Board for approval.
In discharging its duties, the Committee shall have full access to all Company books, records, facilities and personnel, including the Company’s Board and Board Committees, internal auditors, independent registered public accounting firm, and counsel.
D.Meetings, Organization, and Powers
The Committee shall meet at least quarterly, and as frequently as necessary to, to discharge its duties as provided for in this Charter.
The Company’s CLCO shall serve as the Chairperson of the Committee. The Chairperson shall be responsible for scheduling and presiding over meetings and preparing agendas. Additionally, the Chairperson shall be the liaison to the NGC. The liaison shall be responsible for ensuring that all questions, comments, and concerns of the NGC related to the Company’s public reporting practices and/or any risks thereto are properly communicated to the Committee and that all questions, comments, and concerns of the Committee related to the Company’s public reporting practices and/or any risks thereto are communicated to the NGC, as appropriate.
The Committee may solicit input from officers and employees throughout the Company as necessary to carry out its responsibilities as set forth in this Charter. The Committee may also consult with the Company’s outside counsel and independent registered public accounting firm from time to time as deemed appropriate by the Committee in discharging its responsibilities. Representatives of such counsel and such accounting firm, and any other person or persons deemed appropriate by the Committee, may attend meetings of the Committee upon invitation by the Chairperson.
    Exhibit A-4
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E.Review and Amendment
This Charter will be subject to the periodic review of the Committee. The Committee will be responsible for the review of the compliance procedures in place to implement this Charter and will recommend clarifications or necessary changes to this Charter to the Board for approval. The Company anticipates that modifications to this Charter will be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change.

    Exhibit A-5
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EXHIBIT B
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UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE CORMEDIX INC. DERIVATIVE LITIGATION	C.A. No. 2:21-cv-18493-JXN-LDW (Consolidated with Civil Action No.: 23-cv-00150 and Civil Action No.: 23-cv-00406)

[PROPOSED] PRELIMINARY APPROVAL ORDER
This matter came before the Court on Plaintiffs’ unopposed motion requesting that the Court enter an order: (i) preliminarily approving the proposed settlement (“Settlement”) of stockholder derivative claims brought on behalf of CorMedix, Inc. (“CorMedix” or the “Company”) in accordance with the Stipulation and Agreement of Settlement dated January 19, 2026 (the “Stipulation”); (ii) approving the form and manner of the notice of the Settlement to Current CorMedix Stockholders; and (iii) setting a date for the Settlement Hearing.1
WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve the above-captioned stockholder derivative action brought on behalf of CorMedix (the “Federal Action”) as well as a related shareholder derivative action captioned Raval v. Baluch, C.A. UNN-L-3721 (N.J. Super. Ct. Law. Div.) (the “Raval Action” and, together with the Federal Action, the “Actions”);
WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for CorMedix and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and
1 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.
    1
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WHEREAS, the Court also finds, upon a preliminary evaluation, that Current CorMedix Stockholders should be apprised of the Settlement through the Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing, if they so desire.
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
1.The Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.
2.On __________, 2026, at ______ __.m., at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, NJ 07101, Courtroom ____ or via Zoom or some other video platform or telephonically, the Honorable Julien Xavier Neals will hold a hearing (the “Settlement Hearing”) at which the Court will determine whether: (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) the Notice, as set forth in Exhibit C to the Stipulation, fully satisfies the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) to evaluate the Fee and Expense Amount as well as the Service Award; and (v) to determine such other matters as the Court may deem appropriate.
3.The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current CorMedix Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof,
    2
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without further notice to Current CorMedix Stockholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current CorMedix Stockholders.
4.The Court (a) approves, as to the form and content, the Notice attached as Exhibit C to the Stipulation and (b) finds that the publication and filing of the Notice: (i) is the best notice practicable under the circumstances; (ii) constitutes notice that is reasonably calculated, under the circumstances, to apprise CorMedix stockholders of the pendency of the Federal Action, of the effect of the proposed Settlement (including the releases to be provided thereunder), of their right to appear at the Settlement Hearing, of Plaintiffs’ Counsel’s anticipated Fee and Expense Amount application, and of their right to object to the Settlement and/or a Fee and Expense Amount application; (iii) constitutes due, adequate, and sufficient notice to all persons or entities entitled to receive notice of the proposed Settlement; and (iv) satisfies Rule 23.1 of the Federal Rules of Civil Procedure, the United States Constitution (including the Due Process Clause), and all other applicable laws and Rules. The date and time of the Settlement Hearing shall be included in the Notice before it is published.
5.Within fourteen (14) calendar days after the entry of an order by the Court preliminarily approving the Settlement, the notice of the Settlement shall be provided through (i) the filing of a Current Report on Form 8-K with the U.S. Securities Exchange Commission (“SEC”) by the Company, which shall include as attachments the approved settlement notice (“Settlement Notice”) and the Stipulation and exhibits thereto; (ii) the publication one time of the Settlement Notice in The Wall Street Journal or Investor’s Business Daily; and (iii) the posting of the SEC Form 8-K with the Settlement Notice, Stipulation and exhibits thereto on the Company’s Investor Relations website through the date of the Settlement Hearing.
    3
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6.All costs incurred in the posting, filing, and publishing of the notice of the Settlement as provided in paragraph 5 above shall be paid by CorMedix, and Defendants shall undertake all administrative responsibility for the posting, filing, and publishing of such notice of the Settlement.
7.At least ten (10) business days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit with respect to the posting, filing, and publishing of the notice of the Settlement as provided for in paragraph 5 of this order (the “Preliminary Approval Order”).
8.Prior to Final Approval of the Settlement by the Court, Plaintiffs, Current CorMedix Stockholders, and any other of Released Plaintiffs Parties, and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Defendant Parties based on or relating in any way to the Released Claims.
9.Current CorMedix Stockholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later twenty-one (21) calendar days before the Settlement Hearing. Any Current CorMedix Stockholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current CorMedix Stockholder’s
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objection should set out the specific reasons, if any, for each objection, including any legal support the Current CorMedix Stockholder wishes to bring to the Court’s attention and any evidence the Current CorMedix Stockholder wishes to introduce in support of such objections. The statement of objection must include the caption of the Federal Action and the following information: (i) the Current CorMedix Stockholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of CorMedix stock the Current CorMedix Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current CorMedix stockholder as of January 19, 2026, through the present, (iii) if the objection is made through the Current CorMedix Stockholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider; (v) the identities of any witnesses such person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list – including dates, courts, case names and numbers, and disposition – of any other settlements to which the individual or entity has been a party to or objected during the previous three (3) years.
10.Any attorney retained by a Current CorMedix Stockholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than twenty-one (21) calendar days before the Settlement Hearing.
11.A Current CorMedix Stockholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current CorMedix
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Stockholder who files and serves a timely written objection pursuant to this Preliminary Approval Order – and only such Current CorMedix Stockholders – may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense. Any Current CorMedix Stockholder’s counsel who intends to make an appearance at the Settlement Hearing must serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of intention to appear, which must be received by no later than twenty-one (21) calendar days before the Settlement Hearing.
12.Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary Approval Order must be (i) sent or delivered to the following addresses:
a.The Court:
Clerk of Court
United States District Court
District of New Jersey
50 Walnut Street
Newark, NJ 07101
b.Plaintiffs’ Counsel:
GAINEY McKENNA & EGLESTON
Thomas J. McKenna
Gregory M. Egleston
260 Madison Avenue, 22nd Floor
New York, NY 10016
(212) 983-1300
tjmckenna@gme-law.com
gegleston@gme-law.com
SHUMAN, GLENN & STECKER
Brett D. Stecker
326 W. Lancaster Avenue
Ardmore, PA 19003
(303) 861-3003
brett@shumanlawfirm.com
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c.Defendants’ Counsel:
WILLKIE FARR & GALLAGHER LLP
Andrew J. Lichtman
Charles D. Cording
787 Seventh Avenue
New York, New York 10019
Tel: (212) 728-8000
Fax: (212) 728-8111
alichtman@willkie.com
ccording@willkie.com
13.Counsel for the Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 9 through 11 of this Preliminary Approval Order.
14.Any Current CorMedix Stockholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear at the Settlement Hearing.Current CorMedix Stockholders do not need to appear at the hearing or take any other action to indicate their approval of the proposed Settlement.
15.Any Current CorMedix Stockholder who submits an objection to the proposed Settlement shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.
16.The Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed Settlement as follows:
a.Any motions for final approval of the proposed Settlement and motions for Plaintiffs’ Counsel’s Fee and Expense Amount must be filed and served at least twenty-eight (28) days before the Settlement Hearing; and
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b.Any papers in response to objections must be filed and served at least seven (7) days before the Settlement Hearing.
17.Whether the Settlement obtains Final Approval is not conditioned upon approval by the Court, in whole or in part, of Plaintiffs’ Counsel’s Fee and Expense Amount application.
18.All proceedings in the Federal Action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.
19.If the Settlement is terminated as provided in the Stipulation, the Settlement is not approved, or Final Approval otherwise fails to occur for any reason, the Settlement and the Stipulation shall be canceled and terminated; this Preliminary Approval Order (other than this paragraph 19) shall be vacated and rendered null and void, and shall be of no further force and effect, except as otherwise provided by the Stipulation, and this Order shall be without prejudice to the rights of any Plaintiffs, or other CorMedix stockholders, and the Parties shall revert to their respective positions in the Federal Action as of immediately prior to the execution of the Stipulation.
20.This Court may, for good cause, extend any of the deadlines set forth in this Preliminary Approval Order without further notice to Current CorMedix Stockholders.
21.Neither the Stipulation nor the Settlement, nor any act or omission taken in connection with the Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, CorMedix or any of the Released Defendant Parties as to the validity of any claims, causes of action or other issues that were or could have been raised in the Actions or in any other litigation, or to be evidence of
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or constitute an admission of wrongdoing or liability by any of them; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.
22.The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current CorMedix Stockholders. Any Current CorMedix Stockholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Parties, if appropriate, without further notice to Current CorMedix Stockholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement.
IT IS SO ORDERED.
DATED:

    HONORABLE JULIEN XAVIER NEALS
    UNITED STATES DISTRICT COURT JUDGE

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EXHIBIT C
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UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE CORMEDIX INC. DERIVATIVE LITIGATION	C.A. No. 2:21-cv-18493-JXN-LDW (Consolidated with Civil Action No.: 23-cv-00150 and Civil Action No.: 23-cv-00406)

TO:    ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, CORMEDIX INC. (“CORMEDIX” OR THE “COMPANY”) COMMON STOCK AS OF JANUARY 19, 2026 (“CURRENT CORMEDIX STOCKHOLDERS”)
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED STOCKHOLDER DERIVATIVE ACTION (THE “FEDERAL ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD CORMEDIX COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.
Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced stockholder derivative lawsuit as well as a related shareholder derivative action captioned Raval v. Baluch, C.A. UNN-L-3721 (N.J. Super. Ct. Law. Div.) (the “Raval Action” and, together with the Federal Action, the “Actions”). This Notice is provided by Order of the
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United States District Court for the District of New Jersey (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.
I.WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the Actions. Plaintiffs in the Actions, Melissa Voter, Isaac Desalvo, Rose Scullion, and Amit Raval (“Plaintiffs”); defendants Khoso Baluch, Janet D. Dillione, Alan W. Dunton, Myron Kaplan, Steven Lefkowitz, Paulo F. Costa, Greg Duncan, Matthew David, Robert Cook, Joseph Todisco, Phoebe Mounts, and John L. Armstrong (the “Individual Defendants”); and nominal defendant CorMedix (together with the Individual Defendants, the “Defendants”) (Plaintiffs and Defendants are collectively referred to as the “Parties”) have agreed upon terms to settle the Actions and, through counsel, have signed a written Stipulation and Agreement of Settlement (“Stipulation”) memorializing those settlement terms.
On __________, 2026, at ______ __.m., at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, NJ 07101, Courtroom ____ the Honorable Julien Xavier Neals will hold a hearing (the “Settlement Hearing”) in the Federal Action. For more details on the Settlement Hearing, including how to attend and object to the Settlement, see Sections VI and VII below.
II.SUMMARY OF THE ACTION
A.Description of the Actions
CorMedix is a Delaware corporation with its headquarters located in Berkeley Heights, New Jersey. CorMedix is a biopharmaceutical company primarily focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, including Neutrolin® (“Neutrolin”) (later renamed and referred to herein as DefenCath®).During the
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“Relevant Period” (October 16, 2019 through August 8, 2022), CorMedix sought approval from the U.S. Food and Drug Administration (the “FDA”) for DefenCath.
The Actions arise from allegations that the Individual Defendants breached their fiduciary duties as officers and directors of CorMedix during the Relevant Period by making false and/or misleading statements and/or failing to disclose alleged manufacturing deficiencies that ultimately resulted in delayed approval of the DefenCath New Drug Application (“NDA”) which was first made public in March 2021, when CorMedix received a Complete Response Letter from the FDA. The Actions also allege that as a result of these disclosures and the subsequent decline in CorMedix’s share price, a securities fraud class action was filed against the Company and certain of its officers captioned, In re CorMedix Secs. Litig., Case No. 2:21-cv-14020 (D.N.J.) (“Securities Class Action”).    As a result of the foregoing, the Actions allege that the Company suffered significant harm.
B.The Settlement Negotiations
The Parties participated in a full day, in person mediation (the “Mediation”) with an experienced neutral mediator, Michelle Yoshida, Esq. of Phillips ADR (the “Mediator”), on November 18, 2025. On or around September 18, 2025, Plaintiffs’ Counsel sent a settlement proposal to Defendants in advance of the Mediation.
During the Mediation, and for several weeks following the Mediation, and with the assistance and oversight of the Mediator, the Parties exchanged and negotiated a number of settlement proposals and counter proposals. The Parties ultimately reached an agreement to resolve the Actions in exchange for the implementation and/or maintenance of corporate governance reforms (the “Reforms”). The agreed-upon Settlement terms were memorialized by the Parties’ execution of a Term Sheet on December 20, 2025.
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Only after the execution of the Term Sheet did the Parties then begin negotiating through the Mediator an amount of attorneys’ fees and expenses for Plaintiffs’ Counsel. Nevertheless, the Parties have not yet reached an agreement regarding the appropriate amount of attorneys’ fees and expenses. Should Plaintiffs file an application for a fee and expense award, Defendants reserve the right to oppose.
III.TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The proposed Settlement, as set forth more fully in the Stipulation, requires the Company to adopt, implement, and/or maintain the Reforms that are outlined in Exhibit A to the Stipulation. The Reforms shall be maintained for a minimum period of three and a half (3.5) years as outlined in the Stipulation.
The members of CorMedix’s Board, including each of the independent, nondefendant members of the Board, advised by counsel and acting in exercise of their business judgment, has determined that the Actions were a material contributing factor in causing the Company to agree to implement the Reforms provided by the Settlement and that the Reforms will confer substantial benefits to CorMedix.
This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.
IV.PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
Only after agreeing on the essential terms of the Settlement at the mediation did the Parties then begin negotiating an amount of attorneys’ fees and expenses for Plaintiffs’ Counsel in consideration of the substantial benefits achieved for the Company and its current stockholders through the filing, litigation, and settlement of the Actions (“Fee and Expense Amount”). Plaintiffs’ Counsel intend to petition the Court for an award of attorneys’ fees and litigation expenses not to exceed $3,900,000.00.
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V.REASONS FOR THE SETTLEMENT
The Parties believe that the Settlement, including the Reforms, will confer substantial benefits upon the Company.
A.Why Did Plaintiffs Agree to Settle?
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit and that their investigations support the claims asserted. However, and without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of CorMedix and Current CorMedix Stockholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon CorMedix and Current CorMedix Stockholders in the form of the Reforms is fair, reasonable and adequate consideration for foregoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of CorMedix and Current CorMedix Stockholders. Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Actions, as well as the difficulties and delays inherent in such litigation.
Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Action, including, but not limited to: (i) reviewing and analyzing CorMedix’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (ii) reviewing and analyzing the investigations in publicly-available pleadings against CorMedix related to the allegations in the Actions; (iii) reviewing and analyzing the allegations contained in the related Securities Class Action; (iv) researching, drafting, and filing shareholder derivative complaints; (v) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Actions and the
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potential defenses thereto; (vi) researching corporate governance issues; (vii) preparing a detailed settlement demand on behalf of Plaintiffs; (viii) drafting a consolidated complaint in the Federal Action; (ix) participating in a mediation on November 18, 2025; (x) engaging in settlement discussions and exchanging corporate governance reforms and counteroffers with the Mediator and counsel for the Defendants; (xi) reviewing and analyzing internal books and records produced by the Company; and (xii) negotiating and drafting the settlement documentation for presentment to the Court.
Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, and during the substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.
B.Why Did the Defendants Agree to Settle?
The Individual Defendants have vigorously denied, and continue to deny vigorously, any and all allegations of wrongdoing or liability with respect to the claims and contentions asserted in the Actions. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing by or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to the Company or its stockholders, that the Company or its stockholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or otherwise. The Individual Defendants have further asserted and continue to assert that at all relevant times, they
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acted in good faith and in a manner they reasonably believed to be in the best interests of the Company and its stockholders.
Nonetheless, Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex cases like the Actions or other shareholder derivative action(s), and that the Settlement would, among other things, bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions. Therefore, Defendants have determined that it is desirable and beneficial that the Actions, and all of the Parties’ disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The Settlement shall in no event be construed as or deemed to be evidence of an admission or concession by Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.
VI.SETTLEMENT HEARING
On __________, 2026, at ______ __.m., at the Martin Luther King Building & U.S. Courthouse, 50 Walnut Street, Newark, NJ 07101, Courtroom ____, the Honorable Julien Xavier Neals will hold the Settlement Hearing in the Action. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether (i) the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) this Notice fully satisfies the requirements of Federal Rule of Civil Procedure 23.1 and due process; (iii) to enter the proposed Order and Final Judgment in its entirety, as set forth in Exhibit D to the Stipulation; (iv) to evaluate the Fee and Expense Amount for Plaintiffs’ Counsel, as well as service award for Plaintiffs of up to $5,000.00, to be paid from the Fee and Expense Amount; and (v) to determine such other matters as the Court may deem appropriate.
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The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Parties consistent with such Settlement, without further notice to Current CorMedix Stockholders; (ii) continue or adjourn the Settlement Hearing from time to time, including by oral announcement at the hearing or at any adjournment thereof, without further notice to Current CorMedix Stockholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current CorMedix Stockholders.
VII.RIGHT TO ATTEND SETTLEMENT HEARING
Any Current CorMedix Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT CORMEDIX STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.
VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND THE PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.Your name, legal address, telephone number, and e-mail address;
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2.The number of shares of CorMedix stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a CorMedix Stockholder as of January 19, 2026 through the present;
3.If the objection is made by the Current CorMedix Stockholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);
4.A statement of specific objections to the Settlement, the grounds therefore, or the reasons for such person desiring to appear and be heard, as well as all documents or writings such person desires the Court to consider;
5.The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and
6.A list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has been a party to or objected during the previous three (3) years.
B.You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiff and Defendants
ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN ____________, 2026. The Court Clerk’s address is:
Clerk of Court
United States District Court
District of New Jersey
50 Walnut Street
Newark, NJ 07101
YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND COUNSEL FOR DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN ____________, 2026. Counsel’s addresses are:
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Counsel for Plaintiffs:
GAINEY McKENNA & EGLESTON
Thomas J. McKenna
Gregory M. Egleston
260 Madison Avenue, 22nd Floor
New York, NY 10016
(212) 983-1300
tjmckenna@gme-law.com
gegleston@gme-law.com
SHUMAN, GLENN & STECKER
Brett D. Stecker
326 W. Lancaster Avenue
Ardmore, PA 19003
(303) 861-3003
brett@shumanlawfirm.com
Counsel for Defendants:
WILLKIE FARR & GALLAGHER LLP
Andrew J. Lichtman
Charles D. Cording 787 Seventh Avenue
New York, New York 10019
Tel: (212) 728-8000
Fax: (212) 728-8111
alichtman@willkie.com
ccording@willkie.com
Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.
Any attorney retained by a person intending to appear, and requesting to be heard, at the Settlement Hearing must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for the Parties a notice of appearance, which must be received by no later than ____________ __, 2026.
Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever
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barred from raising such objection or request to be heard in this or any other action or proceeding.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Actions and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Federal Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Action.
The “Investor Relations” section of CorMedix’s website (www.____________.com) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting any of Plaintiffs’ Counsel at the above contact information.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT, THE CLERK’S OFFICE, DEFENDANTS OR DEFENDANTS’ COUNSEL.
DATED:

    HONORABLE JULIEN XAVIER NEALS
    UNITED STATES DISTRICT COURT JUDGE

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EXHIBIT D
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UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IN RE CORMEDIX INC. DERIVATIVE LITIGATION	C.A. No. 2:21-cv-18493-JXN-LDW (Consolidated with Civil Action No.: 23-cv-00150 and Civil Action No.: 23-cv-00406)

[PROPOSED] ORDER AND FINAL JUDGMENT
This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated ____________, 2026, on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement dated January 19, 2026 (“Stipulation”).
The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Order and Final Judgment.
IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.
2.This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all the Parties.
3.Based on evidence submitted, the Court finds that notice of the Settlement was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice, as previously preliminarily approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1,
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satisfied the requirements of due process of the U.S. Constitution, and constituted due and sufficient notice of the matters set forth therein.
4.Based on the record of the Federal Action, each of the provisions of Rule 23.1 of the Federal Rules of Civil Procedure has been satisfied. The Federal Action has been properly maintained according to the provisions of Rule 23.1 of the Federal Rules of Civil Procedure.
5.The Settlement is found to be fair, reasonable, adequate, and in the best interests of the Company and its stockholders and is hereby approved pursuant to Federal Rule of Civil Procedure 23.1. The Parties are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions.
6.Pursuant to entry of this Judgment, the Federal Action and all claims contained therein against Defendants, as well as all of Defendants’ Released Claims against each of the Released Defendant Parties, are hereby dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.
7.Upon Final Approval of the Settlement, Plaintiffs’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Defendant Parties from any and all of the Defendants’ Released Claims.
8.Upon Final Approval of the Settlement, Defendants’ Releasing Parties, by operation of the Settlement and to the fullest extent permitted by law, shall completely, fully, finally and forever release, relinquish, settle and discharge each and all of the Released Plaintiffs Parties from any and all of the Plaintiffs’ Released Claims.
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9.The Settlement is intended to extinguish all of the Released Claims by the Releasing Parties as against the Released Persons and, consistent with such intention, upon Final Approval of the Settlement, the Releasing Parties shall waive and relinquish, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law or principle of common law, which may have the effect of limiting the Released Claims as set forth in the Stipulation.
10.The Parties acknowledge, and the CorMedix stockholders shall be deemed to acknowledge, that he, she, they, or it may hereafter discover Unknown Claims, and that the Stipulation has been negotiated and agreed upon in light of such possible Unknown Claims, and each expressly waives, or shall be deemed to have waived, any and all rights under California Civil Code § 1542 and under any other federal or state statute or law of similar effect. The Parties acknowledge, and CorMedix stockholders shall be deemed to have acknowledged, that this waiver was expressly bargained for and is an integral element of the Settlement.
11.During the course of the Federal Action, all Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.
12.The Court hereby approves a Fee and Expense Amount in the amount of ______, which shall be paid subject to the terms of the Stipulation, and the Service Awards and finds that such awards are fair and reasonable.
13.Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act or omission taken in connection with this Stipulation or the Settlement, is intended or shall be deemed to be a presumption, concession or admission by: (a) any of the Individual Defendants, CorMedix, or any of the Released Defendant Parties as to the validity of
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any claims, causes of action or other issues that were or could have been raised in the Actions or in any other litigation, or to be evidence of or constitute an admission of wrongdoing or liability by any of them, and each of them expressly denies any such wrongdoing or liability; or (b) Plaintiffs as to the lack of merit of any claim or the validity of any defense.
14.In the event that the Settlement is terminated pursuant to the terms of the Stipulation or if the Settlement does not obtain Final Approval for any reason, then: (i) the Settlement and the Stipulation shall be null and void and of no force and effect; (ii) this Order and Final Judgment and related orders entered by the Court shall in all events be treated as vacated, nunc pro tunc; and (iii) the Settlement and Stipulation shall not be deemed to prejudice in any way the respective positions of the Parties with respect to the Federal Action or the Raval Action, nor shall it be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Federal Action or the Raval Action, or in any other action or proceeding.
15.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and Settlement, except as otherwise provided in the Stipulation.
16.This Order and Final Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.
IT IS SO ORDERED.
DATED:

    HONORABLE JULIEN XAVIER NEALS
    UNITED STATES DISTRICT COURT JUDGE

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